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                                                                   Exhibit 10.32

FIRST AMENDMENT TO LEASE AGREEMENT

     THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made as of April 3 , 1998, by and between METROWERKS CORPORATION, a Texas corporation ("Tenant"), and MET 1OW-97, LTD., a Texas limited partnership ("Landlord") (Tenant and Landlord sometimes collectively referred to herein as the "Parties").

Recitals

     A. The Parties entered into that certain Lease Agreement dated on or about December 22, 1997 (the "Lease"), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, those certain premises locally known as Metric 10A of Metric Center industrial park, 9801 Metric Boulevard, Austin, Texas (the "Premises").

B.   The Parties desire to amend the Lease as hereinafter provided.

Amendment

     In consideration of the premises and the mutual covenants and agreements hereinafter made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     I. Base Rent. The Base Rent payable by Tenant under Paragraph 2A of the Lease shall be amended to read as follows:

Months    Base Rental Rate Per Square Foot

Total Base Rental Rate

1 - 4               $0.5957                   $57,906.28
5 -72               $0.8445                   $82,086.28

2.   Leasehold Improvements.

(a) Paragraph LA of Exhibit "C" to the Lease is hereby amended to read in its entirety as follows:

Landlord shall provide Tenant a $1,972,000.00 construction allowance for the construction and installation of the tenant finish improvements contemplated under this Lease (the "Leasehold Improvement Allowance"). Such allowance includes a $0.50 per square foot allowance for insulation. Notwithstanding anything to the contrary herein, Landlord shall not make any fundings of the last $ 1, 000, 000. 00 of the Leasehold Improvement Allowance until twenty (20) days after the date that Landlord has been provided the Additional LOC described in Paragraph 5 below.

          (b) The Parties hereby acknowledge Tenant has elected to install windows instead of overhead doors and, as contemplated under Paragraph LE of Exhibit "C" to the Lease, Landlord and Tenant hereby confirm, and agree that such selection has derived a credit to Tenant in the amount of $7,965.

3. Lease Security. Paragraph 5 of Exhibit "C" to the Lease is hereby amended to
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add to the end thereof the following visions:

In addition to the aforementioned lease securitization instrument, Tenant shall provide to Landlord no more than two (2) letters of credit (collectively, the "Additional LOC") in the aggregate amount of $800,000.00, which shall be issued by or confirmed by financial institutions approved by Landlord (which approval shall not be unreasonably withheld if such institution has an investment grade rating from Standards and Poors or Moody's). The Additional LOC shall be automatically renewing over the primary term of the Lease, shall not expire until the expiration of one (1) month after the termination of the primary term of the Lease, and shall otherwise be in form and substance acceptable to Landlord in its sole discretion.

In addition to any other terms and conditions reasonably required by Landlord, the terms of the Additional LOC may provide that, commencing upon the first day to occur following the expiration of eighteen (18) months after the "Commencement Date" of this Lease and provided that an Event of Default has not occurred under the terms of the Lease, the combined credit made available under the Additional LOC shall be reduced from time to time thereafter in accordance with the amortization schedule attached hereto as Schedule 1. The Additional LOC shall further provide that Landlord shall be permitted to draw on the Additional LOC upon the occurrence of an Event of Default under the Lease.

Tenant agrees that it shall replace any letter of credit comprising the Additional LOC with another letter of credit in favor of Landlord from a financial institution reasonably acceptable to Landlord, which shall be identical in its terms to and in the amount of the original letter of credit being replaced, within ten (10) business days of the occurrence of any of the foregoing events: (a) the issuing or confirming bank is placed, voluntarily or involuntarily, into receivership or any appointment of a receiver, trustee or liquidator is made of with respect to such bank or any portion of the assets of the such bank; (b) the issuing or confirming bank reports a loss for two (2) consecutive fiscal quarters; or (c) the issuing or confirming bank's ratio of reported capital to total assets declines to a ratio of less than 5.0%.

Upon the occurrence of an Event of Default under the Lease or under the provisions of this paragraph 5, Landlord shall be permitted to draw upon any letters of credit provided to Landlord by Tenant in accordance with the terms and conditions set forth therein.

4.   Miscellaneous.

          (a) All terms and conditions of the Lease not expressly modified by this Amendment shall remain in full force and effect, and, in the event of any consistencies between this Amendment and the terms of the Lease, the terms set forth in this Amendment shall govern and control. Except as expressly amended hereby, the Lease shall remain in full force and effect as of the date thereof.

          (b) This Amendment may be executed in one or more counterparts which shall be construed together as one document.


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          (c) Captions used herein are for convenience only and are not to be utilized to ascribe any meaning to the contents thereof.

          (d) Unless defined differently herein or the context clearly requires otherwise, all terms used in this Amendment shall have the meanings ascribed to them under the Lease.

          (e) This Amendment (i) shall be binding upon and shall inure to the benefit of each of the Parties and their respective successors, assigns, receivers and trustees; (ii) may be modified or amended only by a written agreement executed by each of the Parties; and (iii) shall be governed by and construed in accordance with the laws of the State of Texas.

LANDLORD:

MET 1OW-97, LTD., a Texas limited partnership

By:  ORI, Inc., a Texas corporation, its general partner

By:
Sanford L. Gottesman, President

TENANT:

METROWERKS CORPORATION, a Texas corporation

By: Jim Welch
Title: VP Finance